UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (713) 830-8775

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 8, 2010 (the “Closing Date”), New Development Holdings, LLC (the “Borrower”), a wholly-owned indirect subsidiary of Calpine Corporation (“Calpine”), entered into a Credit Agreement (the “Credit Agreement”) with Credit Suisse AG, as administrative agent, collateral agent, issuing bank and syndication agent, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as joint bookrunners and joint lead arrangers, Credit Suisse AG, Citibank, N.A., and Deutsche Bank Trust Company Americas, as co-documentation agents and the lenders party thereto (the “Lenders”). This summary of the material terms of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Credit Agreement provides for (a) a seven year senior secured term facility in an aggregate principal amount of up to $1.3 billion (the “Term Facility”), and (b) a three year senior secured revolving credit facility in an aggregate principal amount of up to $100 million (the “Revolving Facility” and, together with the Term Facility, the “Facilities”), of which up to $50 million will be available through a subfacility for the issuance of letters of credit. The Facilities will be issued with original issue discount. All amounts outstanding under the Facilities will bear interest at the Borrower’s option at a rate per annum equal to (i) the Alternate Base Rate, or (ii) the Adjusted LIBO Rate for the Interest Period in effect for such borrowing, plus, in each case, the Applicable Margin in effect from time to time (as such terms are defined in the Credit Agreement). An aggregate amount equal to 0.25% of the aggregate principal amount of the Term Facility outstanding on the Funding Date (as defined below) will be payable at the end of each quarter commencing with the first full quarter after the Funding Date, with the remaining balance payable on the maturity date of the Term Facility. No amortization will be required with respect to the Revolving Facility.

The net proceeds from the Term Facility will be used by the Borrower, together with an equity contribution from Calpine or a wholly-owned subsidiary of Calpine, to (a) pay the consideration for the purchase from Conectiv, LLC, a wholly-owned subsidiary of Pepco Holdings Inc. of all of the membership interests in Conectiv Energy Holding Company, LLC (the “Acquisition”) pursuant to the Purchase Agreement, dated as of April 20, 2010 (as previously disclosed in the Form 8-K filed on April 21, 2010), (b) to pay costs in connection with an agreed reorganization of the Borrower and its subsidiaries, (c) to fund an amount equal to the remaining capital expenditures to complete the 565 megawatt dual fuel combined cycle generation plant under construction in Peach Bottom Township, Pennsylvania, referred to in the Credit Agreement as the Delta Project (subject to adjustments as provided for in the Purchase Agreement), and (d) to pay fees and expenses related to the Purchase Agreement, Credit Agreement and other related documentation, and any related transactions. The loans under the Credit Agreement will be made available on the date (the “Funding Date”) when certain conditions (the “Conditions”) specified in the Credit Agreement are satisfied (or waived), including, among others: (i) consummation of the Acquisition in accordance with the Purchase Agreement; (ii) Calpine’s payment of the equity contribution; and (iii) other customary funding conditions. If the Borrower fails to satisfy the Conditions on or prior to December 31, 2010, the Lenders’ commitments under the Credit Agreement will automatically terminate on such date. The Borrower is liable for its obligations under the Credit Agreement from the Closing Date, as set forth therein. Upon consummation of the Acquisition on the Funding Date, the Borrower’s obligations under the Credit Agreement will be unconditionally guaranteed by each existing and subsequently acquired or organized domestic wholly owned subsidiary of the Borrower (including the entities acquired in the Acquisition) and will be secured by a first-priority lien on substantially all of the Borrower’s and the guarantors’ existing and future assets, in each case subject to certain exceptions and permitted liens.

In connection with the Facilities, the Borrower and its subsidiaries (subject to certain exceptions) have made certain representations and warranties and are required to comply with various affirmative and negative covenants including, among others, certain limitations and prohibitions relating to additional indebtedness, liens, restricted payments, mergers and asset sales and certain financial covenants relating to limitations on capital expenditures, minimum interest coverage and maximum leverage. The Facilities are subject to customary events of default included in financing transactions, including, among others, failure to make payments when due, certain defaults under other material indebtedness, breach of certain covenants, breach of certain representations and warranties, involuntary or voluntary bankruptcy, and material judgments.

Neither Calpine nor any of its subsidiaries, other than the Borrower and its subsidiaries (subject to certain exceptions), are guarantors under the Credit Agreement.

ITEM 7.01 — REGULATION FD DISCLOSURE

On June 10, 2010, Calpine announced that it entered into the Credit Agreement as described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement dated as of June 8, 2010, among New Development Holdings, LLC, as Borrower, The Lenders Party Hereto and Credit Suisse AG, as Administrative Agent and Collateral Agent; Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., and Deutsche Bank Securities Inc., as Joint Bookrunners and Joint Lead Arrangers; Credit Suisse AG as Syndication Agent; Credit Suisse AG, Citibank, N.A., and Deutsche Bank Trust Company Americas as Co-Documentation Agents.

99.1	Calpine Corporation Press Release dated June 10, 2010. *

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

By:	/S/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: June 11, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of June 8, 2010, among New Development Holdings, LLC, as Borrower, The Lenders Party Hereto and Credit Suisse AG, as Administrative Agent and Collateral Agent; Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., and Deutsche Bank Securities Inc., as Joint Bookrunners and Joint Lead Arrangers; Credit Suisse AG as Syndication Agent; Credit Suisse AG, Citibank, N.A., and Deutsche Bank Trust Company Americas as Co-Documentation Agents.

99.1	Calpine Corporation Press Release dated June 10, 2010. *

*	Furnished herewith.